For Immediate Release

8x8, Inc. Reports First Quarter Fiscal 2017 Financial Results

Total Revenue Increases 25% YoY to a Record $60.0 Million
Service Revenue from Midmarket and Enterprise Customers Increases 44% YoY
GAAP Net Loss of ($0.5 Million); Non-GAAP Net Income of $5.4 Million
Cash Flow from Operations of $6.5 Million

SAN JOSE, CA - July 21, 2016 -- 8x8, Inc. (NASDAQ:EGHT), the leading provider of Enterprise Communications as a Service (ECaaS), today reported record financial results for the first quarter of fiscal 2017 ended June 30, 2016.

First Quarter Fiscal 2017 Financial Highlights:
  Total revenue of $60.0 million, a 25% year-over-year increase; service revenue of $55.3 million, a 25% year-over-year increase.
  Service revenue from mid-market and enterprise customers grew 44% year-over-year and represents 52% of the Company's total service revenue.
  New monthly recurring revenue (MRR) sold to mid-market and enterprise customers and by channel sales teams increased 62% year-over-year and accounted for 58% of total MRR booked in the quarter.
  GAAP net loss was ($0.5 million), or ($0.01) per diluted share.
  Non-GAAP net income was $5.4 million, or $0.06 per diluted share.
  GAAP gross margin was 74%, compared with 73% in the same period last year; non-GAAP gross margin was 75%, compared with 74% in the same period last year.
  GAAP service margin was 81%, compared with 81% in the same period last year; non-GAAP service margin was 83%, compared with 82% in the same period last year.

"8x8's fiscal 2017 is off to a great start with a 25% year-over-year increase in total revenue to a record $60 million, driven largely by the continued adoption of our global cloud communications and collaboration services by midmarket and enterprise customers," said 8x8 CEO Vik Verma. "The move to the cloud for enterprise communications is no longer a matter of if but when, and I'm very pleased with the progress we've made establishing 8x8 as the premiere provider of the industry's most secure, reliable and integrated pure-cloud solutions available."

Additional First Quarter and Year-to-Date Highlights:

  Average monthly service revenue per business customer was $399, compared with $353 in the same year ago period.
  Gross monthly revenue churn on an organic basis was 0.5%, compared with 1.0% in the same period last year.
  Cash generated from operating activities was $6.5 million, compared with $4.7 million in the same period last year.
  Cash, cash equivalents and investments were $167 million at June 30, 2016, compared with $157 million on June 30, 2015.
  Jeff Romano appointed Senior Vice President of Global Services and Support to lead global deployment, professional services, program management and customer support.
  Expansion of international footprint announced with three new datacenters, localization for six additional languages and two new customer support centers.
  Three new communications patents granted for a total of 121 awarded patents.

8x8 reaffirmed its guidance for fiscal 2017 of annual revenue of $249.0 million to $253.0 million and full year non-GAAP net income in the range of $16.0 million to $20.0 million, representing non-GAAP net income as a percent of revenue of 6.5% to 8.0%.

8x8 also announced that on July 18, 2016, it awarded 29 new employees restricted stock units (RSUs) representing an aggregate of 145,940 shares of the Company's common stock, and an option to purchase 36,160 shares of common stock at an exercise price of $15.18 under the 8x8 "2013 New Employee Inducement Incentive Plan." These equity awards were approved by the 8x8 Board of Directors Compensation Committee and were granted as an inducement to the new employees entering into employment with 8x8, in accordance with Nasdaq Market Place Rule 5635(c)(4). Each of the awards is subject to vesting pursuant to the terms of the award agreements, which include that the recipient be employed through each vesting date.

Conference Call Information:

Management will host a conference call to discuss these results and other matters related to the Company's business today, July 21, 2016 at 4:30 pm ET. The call is accessible via the following numbers and webcast links:

Dial In:	(877) 843-0417, domestic (408) 427-3791, international
Replay:	(855) 859-2056, domestic (Conference ID #42326861) (404) 537-3406, international (Conference ID #42326861)
Webcast:	http://investors.8x8.com/

Participants should plan to dial in or log on ten minutes prior to the start time. A telephonic replay of the call will be available three hours after the conclusion of the call until July 28, 2016. The webcast will be archived on 8x8's website for a period of one year. For additional information, visit http://investors.8x8.com .

About 8x8, Inc.

8x8, Inc. (NASDAQ:EGHT) is the trusted provider of secure and reliable enterprise cloud communications solutions to more than 45,000 businesses operating in over 100 countries across six continents. 8x8's out-of-the-box cloud solutions replace traditional on-premises PBX hardware and software-based systems with a flexible and scalable Software as a Service (SaaS) alternative, encompassing cloud business phone service, contact center solutions, and conferencing. For additional information, visit www.8x8.com, or www.8x8.com/UK or connect with 8x8 on LinkedIn, Twitter, Google+ and Facebook.

Non-GAAP Measures

The Company has provided in this release financial information that has not been prepared in accordance with Generally Accepted Accounting Principles (GAAP). Management uses these non-GAAP financial measures internally in analyzing our financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating the Company's ongoing operational performance. Management believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating 8x8's ongoing operating results and trends and in comparing financial results with other companies in the industry, many of which present similar non-GAAP financial measures to investors.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures. This reconciliation has been provided in the financial statement tables included below in this press release.

Non-GAAP Net Income and Non-GAAP Net Income Per Share

We have defined non-GAAP net income as net income for GAAP plus non-cash tax adjustments, stock-based compensation, amortization of acquired intangible assets, and acquisition-related costs. Non-cash tax adjustments represent the difference between the amount of taxes we expect to pay and our GAAP tax provision each period. We have excluded stock-based compensation expense because it relies on valuations based on future events, such as the market price of our common stock, that are difficult to predict and are affected by market factors that are largely not within the control of management.

Amortization of acquired intangible assets is excluded because it is a non-cash expense that we do not consider part of ongoing operations when assessing our financial performance, as it relates to accounting for certain purchased assets. We have excluded acquisition-related expenses because these expenses are difficult to predict and are often one-time. We define non-GAAP net income per share as non-GAAP net income divided by the weighted-average diluted shares outstanding. We define non-GAAP net income percentage of revenue as non-GAAP net income divided by revenue. The GAAP and non-GAAP weighted average number of diluted shares to calculate GAAP and non-GAAP earnings per share are the same. We believe that such exclusions facilitate comparisons to our historical operating results and to the results of other companies in the same industry, and provides investors with information that we use in evaluating management's performance on a quarterly and annual basis.

Forward Looking Statements

This news release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and Section 21E of the Securities Exchange Act of 1934. These statements include, without limitation, information about future events based on current expectations, potential product development efforts, near and long-term objectives, potential new business, strategies, organization changes, changing markets, future business performance and outlook. Such statements are predictions only, and actual events or results could differ materially from those made in any forward-looking statements due to a number of risks and uncertainties. Actual results and trends may differ materially from historical results or those projected in any such forward-looking statements depending on a variety of factors. These factors include, but are not limited to, market acceptance of new or existing services and features, success of our efforts to target mid-market and larger distributed enterprises, changes in the competitive dynamics of the markets in which we compete, customer cancellations and rate of churn, impact of current economic climate and adverse credit markets on our target customers, our ability to scale our business, our reliance on infrastructure of third-party network services providers, risk of failure in our physical infrastructure, risk of failure of our software, our ability to maintain the compatibility of our software with third-party applications and mobile platforms, continued compliance with industry standards and regulatory requirements, risks relating to our strategies and objectives for future operations, including the execution of integration plans and realization of the expected benefits of our acquisitions, the amount and timing of costs associated with recruiting, training and integrating new employees, introduction and adoption of our cloud communications and collaboration services in markets outside of the United States, risks regarding compliance with regulations in the United States and foreign jurisdictions in which our services are provided, and general economic conditions that could adversely affect our business and operating results. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see "Risk Factors" in the Company's reports on Forms 10-K and 10-Q, as well as other reports that 8x8, Inc. files from time to time with the Securities and Exchange Commission. All forward-looking statements are qualified in their entirety by this cautionary statement, and 8x8, Inc. undertakes no obligation to update publicly any forward-looking statement for any reason, except as required by law, even as new information becomes available or other events occur in the future.

# # #

Investor Contact:
8x8, Inc.
Joan Citelli, 408-654-0970
joan.citelli@8x8.com

Media Contact:
8x8, Inc.
Neha Mirchandani, 669-256-5095
neha.mirchandani@8x8.com

8x8, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts; unaudited)

	Three Months Ended
	June 30,
	2016	2015
Service revenue	$55,296	$44,168
Product revenue	4,745	3,724
Total revenue	60,041	47,892

Operating expenses:
Cost of service revenue (1)	10,235	8,459
Cost of product revenue	5,505	4,382
Research and development (2)	6,710	5,080
Sales and marketing (3)	31,691	23,824
General and administrative (4)	6,801	6,068
Total operating expenses	60,942	47,813
Income (loss) from operations	(901)	79
Other income, net	410	234
Income (loss) from operations before provision for income taxes	(491)	313
Provision for income taxes	37	785
Net loss	$(528)	$(472)

Net loss per share:
Basic	$(0.01)	$(0.01)
Diluted	$(0.01)	$(0.01)

Weighted average number of shares:
Basic	89,434	88,233
Diluted	89,434	88,233

(1)(2)(3)(4) - See reconciliation of GAAP measures to non-GAAP measures.

8x8, Inc.
RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES
(In thousands, unaudited)

(1) Amounts include amortization of acquired intangible assets and stock-based compensation as follows:
	Three Months Ended
	June 30,
	2016	2015
GAAP cost of service revenue	$10,235	$8,459
Amortization of acquired intangible assets	(593)	(206)
Stock-based compensation expense	(360)	(219)
Non-GAAP cost of service revenue	$9,282	$8,034
Non-GAAP cost of service revenue as a percentage of service
revenue	16.8%	18.2%

(2) Amounts include stock-based compensation and acquisition related expenses as follows:
	Three Months Ended
	June 30,
	2016	2015
GAAP research and development	$6,710	$5,080
Stock-based compensation expense	(887)	(531)
Acquisition related expenses	-	(5)
Non-GAAP research and development	$5,823	$4,544
Non-GAAP research and development as a percentage of total
revenue	9.7%	9.5%

(3) Amounts include amortization of acquired intangible assets, stock-based compensation, and acquisition related
expenses as follows:
	Three Months Ended
	June 30,
	2016	2015
GAAP sales and marketing	$31,691	$23,824
Amortization of acquired intangible assets	(367)	(340)
Stock-based compensation expense	(1,915)	(1,197)
Acquisition related expenses	-	(27)
Non-GAAP sales and marketing	$29,409	$22,260
Non-GAAP sales and marketing as a percentage of total
revenue	49.0%	46.5%

(4) Amounts include stock-based compensation and acquisition related expenses as follows:
	Three Months Ended
	June 30,
	2016	2015
GAAP general and administrative	$6,801	$6,068
Stock-based compensation expense	(1,889)	(1,075)
Acquisition related expenses	-	(890)
Non-GAAP general and administrative	$4,912	$4,103
Non-GAAP general and administrative as a percentage of total
revenue	8.2%	8.6%

8x8, Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, unaudited)

	June 30,	March 31,
	2016	2016
ASSETS
Current assets:
Cash and cash equivalents	$27,466	$33,576
Short-term investments	139,607	129,274
Accounts receivable, net	11,538	11,070
Inventory	463	520
Deferred income taxes	-	5,382
Other current assets	5,813	6,078
Total current assets	184,887	185,900
Property and equipment, net	13,015	12,375
Intangible assets, net	19,531	21,464
Goodwill	45,931	47,420
Non-current deferred income taxes	47,018	43,189
Other assets	3,751	3,104
Total assets	$314,133	$313,452

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$12,649	$10,954
Accrued compensation	9,631	10,063
Accrued warranty	340	326
Accrued outside commissions	2,070	2,186
Deferred revenue	2,120	1,925
Other accrued liabilities	8,616	9,280
Total current liabilities	35,426	34,734

Other liabilities	1,727	3,412
Total liabilities	37,153	38,146

Total stockholders' equity	276,980	275,306
Total liabilities and stockholders' equity	$314,133	$313,452

8x8, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands, unaudited)

	Three Months Ended
	June 30,
	2016	2015
Cash flows from operating activities:
Net loss	$(528)	$(472)
Adjustments to reconcile net loss to net cash
provided by operating activities:
Depreciation	1,471	993
Amortization of intangible assets	960	546
Amortization of capitalized software	146	456
Net accretion of discount and amortization of
premium on marketable securities	100	236
Stock-based compensation expense	5,051	3,022
Deferred income tax (benefit) provision	(44)	476
Other	190	74
Changes in assets and liabilities:
Accounts receivable, net	(1,043)	(612)
Inventory	53	88
Other current and noncurrent assets	(508)	(470)
Deferred cost of goods sold	(120)	(53)
Accounts payable	1,137	933
Accrued compensation	(354)	725
Accrued warranty	14	3
Accrued taxes	240	492
Deferred revenue	211	(704)
Accrued outside commissions	(116)	199
Other current and noncurrent liabilities	(324)	(1,272)
Net cash provided by operating activities	6,536	4,660

Cash flows from investing activities:
Purchases of property and equipment	(1,604)	(1,073)
Acquisition of businesses, net of cash acquired	-	(23,434)
Cost of capitalized software	(707)	(471)
Proceeds from maturity of investments	17,025	7,820
Sales of investments - available for sale	15,324	22,620
Purchase of investments - available for sale	(42,625)	(34,409)
Net cash used in investing activities	(12,587)	(28,947)

Cash flows from financing activities:
Capital lease payments	(182)	(54)
Payment of contingent consideration and escrow	(200)	-
Repurchase of common stock	(629)	(25)
Proceeds from issuance of common stock under employee stock plans	1,039	336
Net cash provided by financing activities	28	257

Effect of exchange rate changes on cash	(87)	218
Net decrease in cash and cash equivalents	(6,110)	(23,812)

Cash and cash equivalents, beginning of the period	33,576	53,110
Cash and cash equivalents, end of the period	$27,466	$29,298

8x8, Inc.
Selected Operating Statistics

	Three Months Ended
	June 30, 2015	Sept. 30, 2015	Dec. 31, 2015	Mar. 31, 2016	June 30, 2016

Business customer average monthly service revenue per customer (1)	$ 353	$ 360	$ 369	$ 385	$ 399
Monthly business service revenue churn (2)(3)	1.0%	0.7%	1.2%	0.4%	0.5%

Overall service margin	81%	80%	80%	81%	81%
Overall product margin	-18%	-15%	-21%	-18%	-16%
Overall gross margin	73%	73%	72%	72%	74%

(1)

Business customer average monthly service revenue per customer is service revenue from business customers in the period divided by the number of months in the period divided by the simple average number of business customers during the period.

(2)

Business customer service revenue churn is calculated by dividing the service revenue lost from business customers (after the expiration of 30-day trial) during the period by the simple average of business customer service revenue during the same period and dividing the result by the number of months in the period.

(3)	Excludes DXI business customer service revenue churn for all periods presented.

8x8, Inc
RECONCILIATION OF NET LOSS TO NON-GAAP NET INCOME
AND NON-GAAP NET INCOME PER SHARE
(In thousands, except per share amounts; unaudited)

	Three Months Ended
	June 30,
	2016	2015
Net loss	$(528)	$(472)
Adjustments:
Non-cash tax adjustments	(44)	476
Amortization of acquired intangible assets	960	546
Stock-based compensation expense	5,051	3,022
Acquisition related expenses	-	922
Non-GAAP net income	$5,439	$4,494

Reconciliation between GAAP and non-GAAP
weighted average shares used in computing basic
and diluted net loss per share:
Denominator for basic calculation	89,434	88,233
Effect of dilutive securities:
Employee stock options	1,528	1,709
Employee restricted purchase rights	1,602	834
Denominator for diluted calculation	92,564	90,776

GAAP net loss per share - Diluted	$(0.01)	$(0.01)
Adjustments:
Non-cash tax adjustments	-	0.01
Amortization of acquired intangible assets	0.01	0.01
Stock-based compensation expense	0.06	0.03
Acquisition related expenses	-	0.01
Non-GAAP net income per share - Diluted	$0.06	$0.05

GAAP net loss as a percentage of total revenue	-1%	-1%
Adjustments:
Non-cash tax adjustments	0%	1%
Amortization of acquired intangible assets	2%	1%
Stock-based compensation expense	8%	6%
Acquisition related expenses	0%	2%
Non-GAAP net income as a percentage of total revenue	9%	9%

8x8, Inc.
RECONCILIATION OF GAAP GROSS MARGIN TO NON-GAAP
GROSS MARGIN
(In thousands, unaudited)

	Three Months Ended
	June 30,
	2016	2015
GAAP gross margin	$44,301	$35,051
Adjustments:
Amortization of acquired intangible assets	593	206
Stock-based compensation expense	360	219
Non-GAAP gross margin	$45,254	$35,476

GAAP gross margin as a percentage of total revenue	74%	73%
Adjustments:
Amortization of acquired intangible assets	1%	0%
Stock-based compensation expense	0%	1%
Non-GAAP gross margin as a percentage of total revenue	75%	74%

8x8, Inc
RECONCILIATION OF GAAP SERVICE MARGIN TO NON-GAAP
SERVICE MARGIN
(In thousands, unaudited)

	Three Months Ended
	June 30,
	2016	2015
GAAP service margin	$45,061	$35,709
Adjustments:
Amortization of acquired intangible assets	593	206
Stock-based compensation expense	360	219
Non-GAAP service margin	$46,014	$36,134

GAAP service margin as a percentage of service revenue	81%	81%
Adjustments:
Amortization of acquired intangible assets	1%	0%
Stock-based compensation expense	1%	1%
Non-GAAP service margin as a percentage of service revenue	83%	82%

8x8, Inc.
RECONCILIATION OF GAAP INCOME (LOSS) FROM OPERATIONS TO NON-GAAP
INCOME FROM OPERATIONS
(In thousands, unaudited)

	Three Months Ended
	June 30,
	2016	2015
GAAP income (loss) from operations	$(901)	$79
Adjustments:
Amortization of acquired intangible assets	960	546
Stock-based compensation expense	5,051	3,022
Acquisition related expenses	-	922
Non-GAAP income from operations	$5,110	$4,569

GAAP income or loss from operations as a percentage of total revenue	-2%	0%
Adjustments:
Amortization of acquired intangible assets	2%	1%
Stock-based compensation expense	9%	7%
Acquisition related expenses	0%	2%
Non-GAAP income from operations as a percentage of total revenue	9%	10%